Exhibit 99.1

NewsRelease
TC PipeLines, LP to Release Fourth Quarter and
Year End 2016 Financial Results on February 27

HOUSTON, Texas – February 13, 2017 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its fourth quarter and year end 2016 financial results on Monday, February 27, 2017. Brandon Anderson, President of TC PipeLines GP, Inc., the Partnership's general partner, will discuss the Partnership's financial results and latest developments in a teleconference and webcast on Monday, February 27 at 9 a.m. central time (CT)/10 a.m. eastern time (ET).

Members of the investment community and other interested parties are invited to participate by calling 866.223.7781. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast will also be available through the Partnership's website at www.tcpipelineslp.com. Slides for the conference call will be posted on the Partnership's website under "Events and Presentations" prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CT) and midnight (ET) on March 6, 2017, by calling 800.408.3053, then entering pass code 9983947.

TC PipeLines, LP is a Delaware master limited partnership with interests in seven federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Eastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Enquiries:	Mark Cooper / James Millar	403.920.7859
		800.608.7859

Unitholder and Analyst Enquiries:	Rhonda Amundson	877.290.2772
		investor_relations@tcpipelineslp.com